RATHGIBSON, INC. ANNOUNCES FIRST QUARTER EXPECTED RESULTS

JANESVILLE, WI - May 10, 2007 - RathGibson, Inc. announced today its (i) expected results for the quarter ended April 30, 2007; and (ii) expected Adjusted EBITDA for the twelve months ended April 30, 2007 (the “LTM Period”).  Unless otherwise noted, the terms “the Company”, “RathGibson,” “we,” “us” and “our” refer to RathGibson, Inc.

Expected Results for the Quarter Ended April 30, 2007

We expect our net sales for the quarter ended April 30, 2007 to be between approximately $88 million and $89 million, compared to $58.7 million for the quarter ended April 30, 2006.

We expect our net income for the quarter ended April 30, 2007 to be between approximately $3.3 million and $3.5 million, compared to net loss of $5.5 million for the quarter ended April 30, 2006.

We expect our EBITDA for the quarter ended April 30, 2007 to be between approximately $14.8 million and $15.2, compared to $0.3 million for the quarter ended April 30, 2006.

We expect our Adjusted EBITDA for the quarter ended April 30, 2007 to be between approximately $14.8 million and $15.2 million, compared to $9.2 million for the quarter ended April 30, 2006.

Expected Adjusted EBITDA for LTM Period

We expect our Adjusted EBITDA for the LTM Period to be between approximately $54.4 million and $54.8 million.

We have derived the financial data for the LTM Period by taking financial data from our audited financial statements for the fiscal year ended January 31, 2007, adding unaudited financial data for the quarter ended April 30, 2007 and subtracting unaudited financial data for the periods February 1, 2006 through February 7, 2006 (predecessor period) and February 8, 2006 through April 30, 2006 (successor period).

The historical financial data for the quarter ended April 30, 2007 set forth above are preliminary unaudited estimates derived from our internal financial records, limited in scope and are subject to change.  In addition, the review of our financial statements by our independent accountants could result in changes to the amounts presented above.  Our actual results may not be within the ranges presented above.  The Company cautions readers to not place undue reliance upon such financial data.  In addition, the financial data should not be viewed as indicative of future results.

The financial information included in this press release regarding the Company will be provided by the Company in connection with the syndication of the proposed credit facility by a parent company of the Company, related to the financing necessary to complete the sale of RGCH Holdings Corp. to an affiliate of DLJ Merchant Banking Partners.  The financial information contained herein is presented on a historical basis and does not give effect to the sale transaction.

Adjusted EBITDA Reconciliation

As used herein, “Adjusted EBITDA” represents net income (loss) plus (i) income tax expense (benefit); (ii) interest expense; (iii) depreciation and amortization; (iv) change in accounting principle; and (v) other expenses associated with (A) the acquisition of all our outstanding equity interests, options and phantom rights and the related equity contribution by affiliates of Castle Harlan Partners IV, L.P. and management and (B) our acquisition of the outstanding equity interests of Greenville Tube Company, as shown below (in millions):

	Expected
	Quarter	Quarter
	Ended	Ended
	April 30,	April 30,
	2007	2006
	(Unaudited)
Net income (loss)	$3.3 - 3.5	$(5.5)
Income tax expense (benefit)	1.9 - 2.1	(3.7)
Interest expense	6.6	6.0
Depreciation and amortization	3.0	3.5
EBITDA	14.8 - 15.2	0.3
Extinguishment of deferred debt
expenses	-	0.5
Write-up of inventory	-	1.8
Compensation expense	-	6.6
Adjusted EBITDA	$14.8 - 15.2	$9.2

Our expected Adjusted EBITDA for the LTM Period of between $54.4 million and $54.8 million presented above does not reflect the results of Greenville Tube Company for the period prior to its acquisition (May 1, 2006 to August 15, 2006) which would result in an additional adjustment of $2.8 million, or an adjustment to add back management fees, non-cash incentive unit expense and other non-recurring expenses of $2.4 million.

The Company has included information concerning Adjusted EBITDA because the Company believes that such information is used by certain investors, securities analysts and others as one measure of performance and historical ability to service debt.  The Company uses Adjusted EBITDA when interpreting operating trends and results of operations of the business.  Adjusted EBITDA is also used by the Company and others in the industry to evaluate proposed capital expenditures and to evaluate and to price potential acquisition candidates.  Adjusted EBITDA is a non-Generally Accepted Accounting Principle (“GAAP”) financial measure and should not be considered as an alternative to, or more meaningful than, income from operations, cash flows from operations or other traditional indications of a company’s operating performance or liquidity.

The use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider these measures in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP.  Some of these limitations are:

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Adjusted EBITDA does not reflect the Company’s current cash expenditure requirements, or future requirements, for capital expenditures or contractual commitments;

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Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

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Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s debt ; and

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although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacement.

Because of these limitations, Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as a measure of cash that will be available to the Company to meet its obligations.  You should compensate for these limitations by relying primarily on the Company’s GAAP results and using Adjusted EBITDA only supplementally.

About RathGibson

RathGibson, Inc. is one of the world’s leading specialty manufacturers of highly engineered premium stainless steel and alloy welded tubular products.  Through its manufacturing facilities in New Jersey, Wisconsin and Arkansas, the Company’s products are designed to meet customer specifications and are used in environments that require high-performance characteristics, such as exceptional strength and the ability to withstand highly corrosive materials, extreme temperatures or high-pressure. Over 1,000 products are sold globally to diverse end-markets, including (i) chemical/petrochemical processing and power generation; (ii) energy; (iii) food, beverage and pharmaceuticals; and (iv) general commercial applications.

Forward-Looking Statements

This press release contains “forward-looking statements.” These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” or “should,” or the negative thereof or other variations thereon or comparable terminology.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include:

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competitive pressures and trends in our industry;

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our liquidity and capital resources;

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fluctuations in the price and/or supply of steel and other raw materials;

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general economic conditions;

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legal proceedings and regulatory matters;

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our ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions that we consummate;

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technological changes; and

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other risks and uncertainties discussed under “Risk Factors” within the Company’s Report on Form 10-K for the fiscal year ended January 31, 2007.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof.

Contact:

Barry C. Nuss, Chief Financial Officer

Phone: (608) 531-3137

Fax:  (608) 754-0889

Email:  BarryNuss@RathGibson.com